UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2013
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL 60047		60047
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 5 - Corporate Governance and Management
Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 7, 2013 (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders (i) elected the twelve director nominees listed below to serve as directors for a term of one year expiring at the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) ratified the appointment of KPMG LLP to serve as our independent registered public accounting firm for 2013; and (iii) approved in a non-binding advisory vote the compensation of the Company's named executive officers. Set forth below are the voting results for these proposals:

Item 1:	The election of twelve directors for a one-year term expiring at the 2014 Annual Meeting of Stockholders

	For	Withheld	Abstain	Broker Non-Votes
George V. Bayly	98,679,739	2,429,318	—	6,458,547
James A. Buzzard	65,555,884	35,553,173	—	6,458,547
Kathleen S. Dvorak	98,713,513	2,395,544	—	6,458,547
Boris Elisman	100,601,306	507,751	—	6,458,547
G. Thomas Hargrove	98,838,697	2,270,360	—	6,458,547
Robert H. Jenkins	98,845,529	2,263,528	—	6,458,547
Robert J. Keller	97,475,556	3,633,501	—	6,458,547
Thomas Kroeger	98,718,366	2,390,691	—	6,458,547
Michael Norkus	98,824,852	2,284,205	—	6,458,547
E. Mark Rajkowski	64,416,437	36,692,620	—	6,458,547
Sheila G. Talton	98,767,517	2,341,540	—	6,458,547
Norman H. Wesley	98,844,106	2,264,951	—	6,458,547

Item 2:	The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2013

For	Against	Abstain
106,796,565	725,983	45,056

Item 3:	The approval in a non-binding advisory vote of the compensation of the Company's named executive officers

For	Against	Abstain	Broker Non-Votes
95,935,869	4,304,433	868,755	6,458,547

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	May 10, 2013	By:	/s/ Pamela R. Schneider
Name: Pamela R. Schneider
Title: Senior Vice President, General Counsel
and Secretary